Exhibit 99.1
Protective Life Corporation
Post Office Box 2606
Birmingham, AL 35202
205-268-1000

FOR IMMEDATE RELEASE

PROTECTIVE LIFE CORPORATION COMPLETES SECURITIZATION TRANSACTION

BIRMINGHAM, Alabama (August 30, 2005) Protective Life Corporation (“Protective”) (NYSE: PL) today announced that Golden Gate Captive Insurance Company (“Golden Gate”), a special purpose financial captive insurance company and indirect wholly-owned subsidiary of Protective, completed a private placement transaction to securitize a portion of the statutory reserves required by the Valuation of Life Insurance Policies Model Regulation (Regulation XXX). Under the arrangement, Golden Gate may issue up to $400 million in face amount of notes to finance statutory life insurance reserves.

Protective Life Corporation provides financial services through the production, distribution and administration of insurance and investment products throughout the United States. It has annual revenues of approximately $2.0 billion and as of June 30, 2005 had assets of $28.6 billion.

The notes referred to above have not been and will not be registered under the Securities Act of 1933, as amended, and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

CONTACTS:

Chip Wann
Vice President, Corporate Finance/Investor Relations
(205) 268-6461